SUPPLEMENT TO MANAGEMENT AGREEMENT
                    OPPORTUNITY VALUE PORTFOLIO
                      ENHANCED INDEX PORTFOLIO




                                             Date: November 13, 1996



  Endeavor Management Co.
  Managing Partner
  Endeavor Investment Advisers
  Suite 300
  2101 East Coast Highway
  Corona del Mar, California  92625


  Ladies and Gentlemen:


       Endeavor Series Trust (the "Trust"), a Massachusetts business trust created pursuant to an Agreement and Declaration of Trust filed with the Secretary of State of The Commonwealth of Massachusetts, herewith supplements its Management Agreement (the "Agreement") dated November 23, 1992 with Endeavor Investment Advisers, a California general partnership (the "Manager"), as follows:

       1. Investment Description; Appointment. Pursuant to Section 1 of the Agreement the Trust hereby notifies the Manager that it has established two additional investment portfolios (the "New Investment Portfolios"), namely OPPORTUNITY VALUE PORTFOLIO and the ENHANCED INDEX PORTFOLIO and that the New Investment Portfolios should be included as "Portfolios" as that term is defined in the Agreement.

       2. Limitation of Liability. A copy of the Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually and that the obligations of this Agreement are not binding upon the Trustees or holders of shares of the Trust individually but are binding only upon the assets and property of the Trust.

       If the foregoing is in accordance with your understanding, kindly indicate your acceptance hereof by signing and returning to us the enclosed copy hereof.

                                Very truly yours,

                                ENDEAVOR SERIES TRUST



                                By: James R. McInnis
                                    ---------------------
                                    Authorized Officer



  Accepted:


  ENDEAVOR INVESTMENT ADVISERS




  By:  Endeavor Management Co.,


       Managing Partner






  By:  Vincent J. McGuinness, C.E.O
       -----------------------------
       Authorized Officer

                            AMENDMENT TO
                             SCHEDULE A




  OPPORTUNITY VALUE PORTFOLIO        .80% of average daily net
                                     assets


  ENHANCED INDEX PORTFOLIO           .75% of average daily net
                                     assets




  ENDEAVOR INVESTMENT ADVISERS       ENDEAVOR SERIES TRUST



  By:  Endeavor Management Co.,
       Managing Partner






  By:  Vincent J. McGuinness, C.E.O  By:  James R. McInnis
       ----------------------------       -----------------


  Date: November 13, 1996            Date: Novemeber 13, 1996